EXHIBIT 99.2

[LOGO] AK Steel

News Release

Contacts:    Media - Alan H. McCoy, Vice President, Public Affairs (513) 425-2826
                    Investors - James L. Wainscott, Senior Vice President & CFO (513) 425-5392

AK STEEL REPORTS FOURTH QUARTER AND FULL YEAR 2002 RESULTS

MIDDLETOWN, OH, January 31, 2003 — AK Steel (NYSE: AKS) today reported a net loss of $489.7 million, or $4.54 per diluted share of common stock, for the fourth quarter of 2002. Revenues for the quarter were $1,062.2 million on shipments of 1,428,100 tons. The company’s average selling price rose to $718 per ton from $651 per ton in the year-ago quarter. Excluding unusual items, operating profit for the quarter was $36.9 million, or $26 per ton shipped.

The quarterly net loss included two unusual items. The most significant was a non-cash, after-tax charge of $483.8 million, or $4.49 per diluted share, related to recognition of actuarial net losses associated with the company’s pension and retiree benefit plans, resulting from the combined effects of continued negative performance in equity markets, lower interest rates and increasing health care costs. The company said the non-cash pension and health care charge was expected and in line with previously announced estimates.

The second unusual item was an after-tax write-down of $6.5 million, or $0.06 per diluted share, related to the company’s equity investment in EVTAC, a taconite iron ore mining and processing facility in Minnesota. The write-down was a result of the company’s decision to purchase most of its iron ore requirements from suppliers other than EVTAC, as well as EVTAC’s loss of other major customers.

For the full year 2002, AK Steel reported a net loss of $502.4 million or $4.67 per diluted share of common stock. Annual revenues were $4,289.0 million on steel shipments of 5,803,700 tons. AK Steel’s average selling price for the year was $703 per ton, up from $655 per ton in 2001. Including the benefit of a second quarter insurance settlement of $23.9 million, operating profit was $129.3 million, or $22 per shipped ton. Excluding all unusual items for the year, operating profit was $105.4 million, or $18 per shipped ton. The company ended the year with $282.5 million in cash, up from $101.0 million at the end of 2001.

“The employees of AK Steel put forth another outstanding operating performance in 2002,” said Richard M. Wardrop, Jr., chairman and CEO of AK Steel. “Unfortunately, their efforts were overshadowed by the unusual non-cash accounting charges which pushed our net results significantly into the red,” he said.

Safety, Quality and Productivity Records Continue

AK Steel said it continued to improve on its industry-leading safety, quality and productivity measures during 2002. Of note in safety performance, AK Steel’s total recordable injury rate improved by nearly 35% to 0.77, or about 8 times better than the steel industry average, according to the most recent data available. In 2002, AK Steel’s Rockport (IN) Works, became the second steel plant to earn the Occupational Safety and Health Administration’s Star designation for Voluntary Protection Programs. AK Steel’s Butler (PA) Works became the first steel plant to earn the VPP Star designation in 2001. Virtually every AK Steel operation turned in significantly improved safety performances.

AK Steel continued to earn prestigious quality awards from customers in 2002, including Ford, Toyota, and Subaru-Isuzu. During 2002, AK Steel employees also continued to establish new world records in productivity, including continuous casting in both stainless and carbon grades.

AK Steel produces flat-rolled carbon, stainless and electrical steel products for automotive, appliance, construction and manufacturing markets, as well as tubular steel products. AK Steel is headquartered in Middletown, Ohio. Additional information about AK Steel is available on the company’s web site at www.aksteel.com.

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AK Steel Statement of Operations

(Dollars and Shares in Millions, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2001	2002	2001
Shipments (000 tons)	1,428.1	1,353.8	5,803.7	5,618.3

Net Sales	$1,062.2	$932.7	$4,289.0	$3,833.4
Cost of products sold	901.2	755.5	3,689.4	3,225.5
Selling and administrative expenses	69.1	71.5	268.8	257.6
Depreciation	55.0	53.0	225.4	225.8
Unusual expenses (benefits):
Pension and other postretirement benefit corridor charge	816.8	192.2	816.8	192.2
Stock received in insurance demutualization	—	(49.9)	—	(49.9)
Insurance settlement	—	—	(23.9)	—
Impairment of equity investment	10.9	—	10.9	—

Total operating costs	1,853.0	1,022.3	4,987.4	3,851.2
Operating loss	(790.8)	(89.6)	(698.4)	(17.8)
Interest expense	30.1	32.6	128.3	133.1
Gain on sale of Anthem stock	—	—	24.1	—
Other income (expense)	(4.4)	0.9	(0.3)	6.1

Loss before income taxes	(825.3)	(121.3)	(802.9)	(144.8)
Income tax benefit	(335.6)	(44.9)	(327.3)	(53.6)

Loss from continuing operations	(489.7)	(76.4)	(475.6)	(91.2)
Loss from discontinued operations, net of tax	—	—	0.5	1.2
Loss on sale of Sawhill Tubular, net of tax	—	—	6.4	—

Loss before extraordinary item	(489.7)	(76.4)	(482.5)	(92.4)
Loss on early retirement of debt, net of tax	—	—	19.9	—

Net loss	(489.7)	(76.4)	(502.4)	(92.4)
Less preferred stock dividends	—	—	1.5	0.7

Net loss applicable to common stock	$(489.7)	$(76.4)	$(503.9)	$(93.1)

Basic losses per share:
Loss from continuing operations	$(4.54)	$(0.71)	$(4.42)	$(0.86)
Loss from discontinued operations	—	—	—	0.01
Loss on sale of Sawhill Tubular	—	—	0.06	—
Loss on early retirement of debt	—	—	0.19	—

Net loss	$(4.54)	$(0.71)	$(4.67)	$(0.87)

Weighted average shares outstanding	107.9	107.7	107.9	107.7
Diluted losses per share:
Loss from continuing operations	$(4.54)	$(0.71)	$(4.42)	$(0.86)
Loss from discontinued operations	—	—	—	0.01
Loss on sale of Sawhill Tubular	—	—	0.06	—
Loss on early retirement of debt	—	—	0.19	—

Net loss	$(4.54)	$(0.71)	$(4.67)	$(0.87)

Weighted average shares outstanding	107.9	107.7	107.9	107.7

AK STEEL CORPORATION

FOURTH QUARTER 2002
(Unaudited)

SUPPLEMENTAL INFORMATION

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2002	2001	2002	2001
Other data:
Shipments (thousands of ton)	1,428.1	1,353.8	5,803.7	5,618.3
Steel operations selling price per ton	$718	$651	$703	$655
Operating profit per ton (1)	$26	$39	$22	$22

(1)	Excludes 4th quarter unusual items.

STEEL SHIPMENTS

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2002	2001	2002	2001
Tons Shipped by Product (000’s)
Stainless/Electrical	231.1	227.0	989.8	946.2
Coated	742.9	668.0	2,973.8	2,780.1
Cold Rolled	319.1	352.0	1,297.0	1,448.4
Tubular	21.8	18.3	91.3	31.8
Hot Rolled	43.2	18.3	168.4	117.6
Secondary	70.0	70.2	283.4	294.2

Total Shipments	1,428.1	1,353.8	5,803.7	5,618.3

Shipments by Product (%)
Stainless/Electrical	16.2%	16.8%	17.1%	16.8%
Coated	52.0%	49.3%	51.2%	49.5%
Cold Rolled	22.3%	26.0%	22.3%	25.8%
Tubular	1.5%	1.4%	1.6%	0.6%
Hot Rolled	3.0%	1.4%	2.9%	2.1%
Secondary	5.0%	5.1%	4.9%	5.2%

Total Shipment	100.0%	100.0%	100.0%	100.0%

AK STEEL CORPORATION

CONSOLIDATED BALANCE SHEETS
FOURTH QUARTER 2002
(Dollars in millions, except per share amounts)
	December 31, 2002	December 31, 2001
Current Assets
Cash and cash equivalents	$282.5	$101.0
Accounts and notes receivables–net	403.2	388.0
Inventories–net	870.3	904.6
Current assets held for sale	—	60.6
Other current assets	143.7	93.6

Total Current Assets	1,699.7	1,547.8

Property, plant and equipment	4,811.6	4,742.9
Accumulated depreciation	(2,179.8)	(1,974.6)

Property, plant and equipment–net	2,631.8	2,768.3
Noncurrent assets held for sale	—	24.4
Other	1,068.2	885.3

Total Assets	$5,399.7	$5,225.8

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$456.8	$537.6
Other accruals	238.8	270.5
Current portion of long-term debt	62.5	78.0
Current portion of pension & postretirement benefit obligation	102.2	68.3

Total Current Liabilities	860.3	954.4

Long-term debt	1,259.9	1,324.5
Pension & postretirement benefit obligation	2,584.8	1,740.1
Other liabilities	165.4	173.5

Total Liabilities	4,870.4	4,192.5

Shareholders’ Equity
Preferred stock–259,481 shares redeemed 9/30/02	—	12.5
Common stock–2002; authorized 200,000,000 shares of $.01 par value each; 116,292,876 shares issued; 107,895,707 shares outstanding	1.2	1.2
Additional paid-in capital	1,812.1	1,807.2
Treasury stock–2002; 8,397,172 shares at cost	(122.0)	(120.4)
Retained earnings	(1,162.0)	(667.2)

Total Shareholders’ Equity	529.3	1,033.3

Total Liabilities and Shareholders’ Equity	$5,399.7	$5,225.8

AK STEEL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOURTH QUARTER 2002
(Dollars in millions)
	Twelve Months Ended Dec. 31,
	2002	2001
Cash Flow From Operating Activities:
Net loss	$(502.4)	$(92.4)
Depreciation	225.4	225.8
Amortization	9.8	14.7
Deferred taxes	(276.0)	(52.8)
Non-cash unusual items	827.7	142.3
Extraordinary item	19.9	—
Working capital	(57.0)	3.0
Other	63.1	(91.6)

Net Cash Flow From Operating Activities	310.5	149.0

Cash Flow From Investing Activities:
Capital investments	(93.8)	(108.0)
Other	94.8	32.8

Net Cash Flow From Investing Activities	1.0	(75.2)

Cash Flow From Financing Activities:
Principal payments on long-term debt	(628.0)	(63.2)
Premium payment on retirement of long-term debt	(25.1)	—
Proceeds on issuance of debt	538.1	—
Common and preferred stock transactions	(14.7)	(1.1)
Preferred stock dividends	(0.9)	(0.7)
Common stock dividends	—	(13.5)
Other	(2.5)	0.5

Net Cash Flow From Financing Activities	(133.1)	(78.0)

Cash Flow From Discontinued Operations	3.1	18.4

Net Increase (Decrease) in Cash	181.5	14.2
Cash and Cash Equivalents–Beginning	101.0	86.8

Cash and Cash Equivalents–Ending	$282.5	$101.0

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